Exhibit 99.15

BENEFICIAL OWNER ELECTION

The undersigned acknowledge receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable subscription rights (“Subscription Rights”) to purchase shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of PBT Land and Minerals, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City Time, on [●], 2026, the last business day prior to the scheduled expiration date of the Rights Offering, [●], 2026 (the “Expiration Date”). The Expiration Date may be extended by the Board of Directors of the Company.

This will instruct you whether to exercise Subscription Rights to purchase shares of Class A Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus contained in the registration statement on Form S-1 (File No. 333-[●]) dated July [●], 2026 and the related “Instructions as to Use of PBT Land and Minerals, Inc. Rights Certificates.”

BASIC SUBSCRIPTION RIGHT

Box 1. [   ] Please DO NOT EXERCISE BASIC SUBSCRIPTION RIGHT for shares of Class A Common Stock.

Box 2. [   ] Please EXERCISE BASIC SUBSCRIPTION RIGHT for shares of Class A Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the Basic Subscription Right should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

OVER-SUBSCRIPTION RIGHT

Box 1. [   ] Please DO NOT EXERCISE OVER-SUBSCRIPTION RIGHT for shares of Class A Common Stock.

Box 2. [   ] Please EXERCISE OVER-SUBSCRIPTION RIGHT for shares of Class A Common Stock.

Type of Right	Number of Shares	Per Share Price	Purchase Price
(Box 1)	(Box 2)	(Box 3)	(Box 4)
Basic Subscription Right		X $[●] per share
$________________________
Box 2 Number of shares times Box 3 price per share
Over-Subscription Right		X $[●] per share
$_________________
Box 2 Number of shares times Box 3 price per share
TOTAL PAYMENT
$__________________
Total of Box 4 amounts

[   ] Payment in the amount of $___________ as set forth in Box 4, is enclosed.

[   ] Please deduct payment in the amount of $___________ as set forth in Box 4 from the following account maintained by you as follows:

Type of Account	Account Number

Signature of Account Holder

Print or type name below